Exhibit 10.1

[EXECUTION COPY]

AMENDMENT AND WAIVER AGREEMENT

AMENDMENT AND WAIVER AGREEMENT, dated as of July 30, 2001, to the FORBEARANCE AND AMENDMENT AGREEMENT, dated as of April 30, 2001 (as amended from time to time, the "Forbearance Agreement"), by and among (a) HUNGRY MINDS, INC. (formerly known as "IDG Books Worldwide, Inc."), a Delaware corporation (hereinafter, together with its successors in title and assigns, the "Borrower"), (b) the several financial institutions party to the Forbearance Agreement as Lenders thereunder, (c) FLEET NATIONAL BANK (formerly known as "BankBoston, N.A."), as Issuing Lender under the Credit Agreement, (d) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent for the Lenders and the Agents, (e) BANK ONE (formerly known as "The First National Bank of Chicago"), as Documentation Agent for the Lenders and the Agents, and (f) FLEET NATIONAL BANK, as Administrative Agent for the Lenders, the Issuing Lender and the Agents under the Credit Agreement. Reference is also made to the Credit Agreement, dated as of July 30, 1999 (as amended from time to time, the "Credit Agreement"), by and among the Borrower, the Lenders, the Issuing Lender and the Agents.

The Borrower and Majority Lenders have agreed to amend certain of the provisions contained in the Forbearance Agreement, and Majority Lenders have also agreed to waive certain of the financial covenants contained in the Forbearance Agreement, all as set forth in this Amendment and Waiver Agreement.

Accordingly, the parties hereto hereby agree as follows:

ARTICLE I. DEFINITIONS

SECTION 1.1.  Definitions in Credit Agreement; etc. Unless otherwise defined herein, terms defined in or by reference in the Credit Agreement or in the Forbearance Agreement (each as from time to time amended) are used herein as therein defined.

SECTION 1.2.  New Defined Terms.  Each of the following new defined terms shall, when used in this Agreement, have the following meanings:

"Amendment Agreement" and "this Agreement" mean this Amendment and Waiver Agreement, dated as of July 30, 2001, executed and delivered by the Borrower, Majority Lenders and the Administrative Agent. Upon the terms and subject to the conditions contained in this Amendment Agreement, the Borrower and Majority Lenders have agreed to amend the Forbearance Agreement, and Majority Lenders have also agreed to waive certain of the financial covenants contained in the Forbearance Agreement.

"Amendment Documents" means, collectively, this Amendment Agreement, the IDG Consent Agreement and each (if any) of the other Instruments executed and delivered pursuant to or in connection with this Amendment Agreement.

"Effective Date" means July 30, 2001, the effective date of this Amendment Agreement, but, subject, always, in any event, to the provisions of Article III hereof.

"IDG Consent Agreement" means the IDG Consent Agreement, in or substantially in the form of the Exhibit to this Amendment Agreement, to be executed and delivered by the Parent Company and the Administrative Agent on or prior to August 2, 2001.

"Milestone Condition Precedent" means, collectively:

(a) the execution and delivery by the Borrower and by each of the other parties thereto of a binding purchase and sale agreement covering the purchase of the Borrower or (as the case may be) the purchase of all or substantially all of the assets and Properties of the Borrower as a going concern, subject only to approval by the stockholders of the Borrower and the other parties thereto, to the extent necessary, and to any required approvals of any Governmental Authorities; and

(b) the delivery to the Administrative Agent and the Lenders of a true and complete copy of such binding purchase and sale agreement.

"Milestone Deadline" means 11:59 p.m., Boston time, on August 15, 2001.

"Specified Breach" has the meaning specified for that term in Section 3.1(a) of this Agreement.

"Specified Termination Event" has the meaning specified for that term in Section 3.1(a) of this Agreement.

ARTICLE II. AMENDMENTS AND WAIVERS

Effective on and as of and from and after July 30, 2001 (the "Effective Date"), but, subject, always, in any event, to the provisions of Article III hereof:

SECTION 2.1.  Amendment of Certain Covenants. Section 7.6 of the Forbearance Agreement and Schedule 7 attached to the Forbearance Agreement are hereby amended as follows:

(a) Milestone Deadline.  Paragraph (c) of Section 7.6 of the Forbearance Agreement is hereby amended by deleting the date "July 31, 2001" appearing in such paragraph (c) and inserting in place thereof the following phrase:

"11:59 p.m., Boston time, on August 15, 2001"

(b) Financial Covenants.  Subject, always, to the provisions contained in Section 2.1(c) of this Agreement, Section 7.2 of Schedule 7 attached to the Forbearance Agreement is hereby amended (i) by deleting such Section 7.2 in its entirety, and (ii) by inserting in place thereof the following new Section 7.2:

Section 7.2  Minimum Consolidated EBITDA. The Borrower covenants with each of the Lenders and the Agents that the Borrower will not cause or permit the Consolidated EBITDA of the Borrower and its Subsidiaries for any Measurement Period identified below to be less than the Consolidated EBITDA identified below opposite such Measurement Period:

Measurement Period ending on	Minimum Consolidated EBITDA

07/31/01	$1,416,400
08/31/01	$1,502,916
09/30/01	$4,340,721

(c) Compliance with Milestone Condition Precedent.  Anything in this Agreement express or implied to the contrary notwithstanding, the amendment, pursuant to Section 2.1(b) of this Agreement, of Section 7.2 of Schedule 7 attached to the Forbearance Agreement shall become effective, automatically and without any further action on the part of any of the parties to this Agreement, only upon satisfaction by the Borrower, at any time on or prior to the Milestone Deadline, of the Milestone Condition Precedent. If for any reason whatsoever the Milestone Condition Precedent is not satisfied by the Borrower on or prior to the Milestone Deadline, then (i) the amendment set forth in Section 2.1(b) of this Agreement shall have no force or effect whatsoever, and (ii) Section 7.2 of Schedule 7 shall remain unaltered by this Agreement.

SECTION 2.2.  Waivers.

(a) Waivers of Certain Financial Covenants; etc.  Subject, always, to the provisions contained in the second sentence of this paragraph (a), the Lenders that are party to this Agreement (which Lenders constitute Majority Lenders) hereby agree with the Borrower as follows:

(i) to waive the breach by the Borrower of the financial covenants contained in Section 7.2 of Schedule 7 to the Forbearance Agreement, but only insofar as, and to the limited extent that, such financial covenants are applicable as of, or (as the case may be) prior to, the last day of and for the Measurement Period ended July 31, 2001 (such breach being herein called the "Specified Breach"); and

(ii) to waive the Termination Event identified in Section 4.1(c) of the Forbearance Agreement, but only insofar as, and to the limited extent that, such Termination Event has arisen or has resulted from, or (as the case may be) will arise or will result from, the Specified Breach (such Termination Event being herein called the "Specified Termination Event").

Anything in the foregoing provisions of this Section 2.2(a) express or implied to the contrary notwithstanding, if the Milestone Condition Precedent is not satisfied by the Borrower on or prior to the Milestone Deadline, then (A) the waivers of the Specified Breach and the Specified Termination Event set forth in the preceding sentence of this paragraph (a) (collectively, the "Waivers") shall, for all purposes of this Agreement and the Forbearance Agreement, be terminated and be of no further force or effect whatsoever from and after the Milestone Deadline, and (B) the Specified Breach and the Specified Termination Event shall be, and for all purposes be deemed to be, continuing from and after the Milestone Deadline. If the Borrower shall satisfy the Milestone Condition Precedent at any time on or prior to the Milestone Deadline, then the Waivers shall remain in full force and effect without any further action on the part of any of the parties hereto.

(b) Limitations.  The Waivers shall only be applicable and shall only be effective in the specific instances and for the specific purposes for which given. The Waivers are expressly limited to the facts and circumstances referred to in paragraph (a) of this Section 2.2 and shall not operate (i) as waivers of or consents to any breach by the Borrower of any other Sections or provisions of the Credit Agreement, the Forbearance Agreement or any of the other Loan Documents, other than the Specified Breach, (ii) as waivers of any rights, remedies, powers or privileges of the Lenders or the Agents under the Credit Agreement, the Forbearance Agreement or any of the other Loan Documents, except as and to the limited extent provided by this Agreement, or (iii) as waivers of or consents to any Defaults or Events of Default under the Credit Agreement or any of the other Loan Documents or any Termination Events under the Forbearance Agreement, other than the Specified Termination Event.

(c) No Amendments.  Notwithstanding references (whether express or implied) in this Agreement (or in discussions and negotiations pertaining thereto) to the possible Sale of the Borrower or its Subsidiaries, the Borrower shall at all times remain bound by the terms of the negative covenants contained in Section 8.2, Section 8.5, Section 8.6, Section 8.7, Section 8.11 and other provisions of the Credit Agreement and the other Loan Documents which directly or indirectly prohibit such Sales or other corporate transactions. Nothing in this Agreement (or in any discussions and negotiations pertaining thereto) shall be construed as a consent or approval by the Lenders or the Agents for any Sale or other transaction that is subject to the limitations and restrictions contained in such Sections or other provisions of the Credit Agreement or other Loan Documents.

SECTION 2.3.  Ratification of Obligations by the Borrower; etc.  All of the agreements and Obligations of the Borrower to the Lenders and the Agents under the Credit Agreement, the Notes, the Forbearance Agreement and the other Loan Documents and in relation to the Collateral are, by the execution and delivery by the Borrower of this Agreement, ratified, affirmed and confirmed by the Borrower in all respects.

ARTICLE III. CONDITIONS PRECEDENT

Each of the amendments and waivers set forth in Article II of this Agreement shall become and be effective, in accordance with and subject to the express terms and conditions thereof, as of the Effective Date; provided, however, that each of the following additional conditions precedent shall first be satisfied:

SECTION 3.1.  Execution and Delivery of this Agreement; etc. The Administrative Agent shall have received (a) counterparts of this Agreement, duly executed and delivered by the Borrower and Majority Lenders, and (b) counterparts of the IDG Consent Agreement, duly executed and delivered by the Parent Company. The IDG Consent Agreement shall be in or substantially in the form of the Exhibit attached hereto and shall be dated as of a date falling on or prior to August 2, 2001.

SECTION 3.2.  Fees, Costs and Expenses. The Borrower shall have paid in full (a) to the Administrative Agent, for the pro rata account of the Lenders, not later than August 2, 2001, the Amendment Fees payable pursuant to Section 5.1(a) of this Agreement, and (b) to special counsel for the Administrative Agent, not later than August 2, 2001, all of the fees and out-of-pocket costs and expenses of special counsel to the Administrative Agent incurred in connection with these matters from time to time from and after June 24, 2001 through and including August 1, 2001 and for which invoices shall have been submitted by special counsel for the Administrative Agent to the Borrower on or prior to August 1, 2001.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders and the Agents on and as of the Effective Date, after giving effect to this Agreement, as follows:

SECTION 4.1.  Corporate Authority; etc. The execution and delivery by the Borrower of this Agreement, and the performance by the Borrower of its agreements and obligations under this Agreement, have been duly and properly authorized by all necessary corporate or other action on the part of the Borrower, and do not and will not conflict with, result in any violation of, or constitute any default under, (a) any provision of any Governing Document of the Borrower, (b) any Contractual Obligation of the Borrower, or (c) any Applicable Law.

SECTION 4.2.  Validity; etc.  This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding Obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles. The Borrower hereby ratifies and affirms in all respects all of its Obligations to the Lenders and the Agents under all of the Loan Documents to which the Borrower is a party, each as modified hereby.

ARTICLE V.  COVENANTS OF BORROWER

The Borrower covenants and agrees with each of the Lenders and the Agents, such covenants to remain in full force and effect and binding upon the Borrower at all times from and after the Effective Date and until all of the Obligations shall have been paid in full and in cash, as follows:

SECTION 5.1.  Payments. The Borrower hereby absolutely and unconditionally promises to pay, punctually on the dates and at the times specified below, the following fees, costs, expenses and other sums:

(a) The Borrower shall pay to the Administrative Agent, for the pro rata account of each of the Lenders not later than August 2, 2001, non-refundable amendment fees (collectively, the "Amendment Fees") equal to 0.10% (i.e., 10 basis points) of the sum of the aggregate principal amount of all of the Loans outstanding on and as of the Effective Date.

(b) The Borrower shall pay to special counsel for the Administrative Agent, not later than August 2, 2001, all of the fees and out-of-pocket costs and expenses of such special counsel referred to in Section 3.2(b) hereof.

ARTICLE VI. PROVISIONS OF GENERAL APPLICATION

SECTION 6.1.  No Other Changes. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Credit Agreement, the Forbearance Agreement and each of the other Loan Documents, and all of the rights and remedies of the Lenders and the Agents thereunder, shall remain unaltered.

SECTION 6.2.  Other Provisions. This Agreement and the IDG Consent Agreement are Loan Documents for all purposes of the Credit Agreement, the Forbearance Agreement and each of the other Loan Documents. This Agreement and the rights and obligations hereunder of each of the parties hereto shall in all respects be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

SECTION 6.3. Timely Satisfaction of Conditions Precedent. Except as and to the extent that Majority Lenders shall otherwise from time to time agree in writing with the Borrower, this Agreement shall terminate, and shall have no force or effect whatsoever, unless all of the conditions precedent set forth in Article III hereof shall have been (a) satisfied in all material respects by the Borrower's close of business on August 2, 2001, or (b) expressly otherwise waived by Majority Lenders in writing. The Obligations of the Borrower under Section 5.1 hereof shall survive termination pursuant to the foregoing sentence of this Section 6.3, and, upon termination of this Agreement in accordance with the foregoing sentence of this Section 6.3, the Borrower shall be and remain obligated to make the payments required by Section 5.1 hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

SECTION 6.4. Time of Essence of this Agreement; etc. The parties hereto hereby acknowledge that time is of the essence of this Agreement. This Agreement shall be null and void for all purposes unless the Administrative Agent shall receive from the Borrower, not later than August 2, 2001, ten (10) signed originals of this Agreement duly and properly executed and delivered by the Borrower.

SECTION 6.5. Delivery by Telecopier. Delivery of photocopies of the signature pages to this Agreement by facsimile shall be effective as delivery of manually executed counterparts of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this AMENDMENT AND WAIVER AGREEMENT to be executed and delivered by their respective authorized officers as of July 30, 2001.

The Borrower:

HUNGRY MINDS, INC.

By:

Name: John M. Harris

Title: Chief Financial Officer

The Agents and the Lenders:

FLEET NATIONAL BANK, as the

Administrative Agent, the Issuing Lender

and a Lender

By:

Name: Sanghamitra Dutt

Title: Workout Officer

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as the
Syndication Agent and a Lender

By:

Name:

Title:

BANK ONE, as the Documentation Agent and a Lender

By:

Name:

Title:

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By:

Name:

Title:

CITY NATIONAL BANK, as a Lender

By:

Name:

Title:

THE BANK OF NOVA SCOTIA, as a Lender

By:

Name:

Title:

ALLFIRST BANK, as a Lender

By:

Name:

Title: